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                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Riviera Tool Company
Grand Rapids, Michigan

We hereby consent to the incorporation by reference in the Amendment No. 1 to the Registration Statement No. 333-126659 on Form S-1 of our report dated November 29, 2006, relating to the 2006 financial statements of Riviera Tool Company appearing in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


/S/ BDO Seidman, LLP
BDO Seidman, LLP
Grand Rapids, Michigan
November 29, 2006


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